QWEST COMMUNICATIONS INTERNATIONAL INC.



                                  $300,000,000
                           7.25% Senior Notes Due 2008





                               PURCHASE AGREEMENT


Dated: November 19, 1998




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                     QWEST COMMUNICATIONS INTERNATIONAL INC.



                                  $300,000,000

                           7.25% SENIOR NOTES DUE 2008

                               PURCHASE AGREEMENT


                                                              New York, New York
                                                               November 19, 1998

Salomon Smith Barney Inc.
Seven World Trade Center
New York, New York  10048

Ladies and Gentlemen:

                  Qwest Communications International Inc., a Delaware corporation (the "Company"), proposes to issue and sell to Salomon Smith Barney Inc. (the "Initial Purchaser") $300,000,000 aggregate principal amount of its 7.25% Senior Notes Due 2008 (the terms of which are set forth in Exhibit A hereto, the "Securities"). The Securities are to be issued under an indenture (the "Indenture") dated as of the Closing Date (as defined herein) between the Company and Bankers Trust Company, as trustee.

                  The sale of the Securities to the Initial Purchaser will be made without registration of the Securities under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon exemptions from the registration requirements of the Securities Act. The Initial Purchaser has advised the Company that it will offer and sell the Securities purchased hereunder in accordance with Section 4 hereof as soon as it deems advisable.

                  The holders of the Securities will be entitled to the benefits of a Registration Rights Agreement dated as of the Closing Date (as defined herein) between the Company and the Initial Purchaser (the "Registration Agreement"), pursuant to which the Company will file a registration statement with the Securities and Exchange Commission (the "Commission") registering the Securities or New Securities (referred to in the Registration Agreement) under the Securities Act.

                  In connection with the sale of the Securities, the Company has prepared a final offering memorandum, dated November 19, 1998 (the "Final Memorandum"). The Final Memorandum sets forth certain information concerning the Company and the Securities. The Company hereby confirms that it has authorized the use of the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchaser. Unless stated to the contrary, all references herein to the Final Memorandum are to the Final Memorandum as of the Execution Time (as defined in Section 6 hereof), including the documents incorporated by reference therein and filed with the Commission as of the Execution Time, and are not meant to include any amendment or supplement subsequent to the Execution Time. The terms
"supplement," "amendment" and "amend" as used herein with respect to the Final Memorandum shall include all documents deemed to be incorporated by reference in the Final Memorandum that are filed subsequent to the date of the Final Memorandum with the Commission.


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     1.  Representations and Warranties.  The Company represents and warrants to the Initial Purchaser as set forth below in this Section 1.

                  (a) The Final Memorandum, at the date hereof, does not, and at the Closing Date will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date, will not), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchaser specifically for inclusion therein.

                  (b) Each of the Company and its subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full power (corporate and other) to own or lease its properties and conduct its business as described in the Final Memorandum, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business, except where the failure to be qualified has not had and would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect").

                  (c) The Company has full power  (corporate and other) to enter
         into  and  to  perform  its  obligations  under  this  Agreement,   the
         Indenture, the Registration Agreement and the Securities.

                  (d) All the outstanding shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and, except as otherwise set forth in the Final Memorandum, are owned beneficially by the Company, directly or indirectly, through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance, or adverse interest of any nature (each, a "Lien"), except for such Liens which, singly or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect or as described in or contemplated by the Final Memorandum.

                  (e) The Company has an authorized, issued and outstanding capitalization as set forth in the Final Memorandum. All of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable.

                  (f) The consolidated financial statements and schedules of the Company and its consolidated subsidiaries included in the Final Memorandum fairly present the financial position of the Company and its consolidated subsidiaries and the results of operations and changes in financial condition as of the dates and for the periods therein specified, except as described in or contemplated by the Final Memorandum. Such financial statements and schedules have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as described in the Final Memorandum. The selected financial data set forth under the caption "Selected Consolidated Financial Data" in the Final Memorandum fairly present, on the basis stated in the Final Memorandum, the information included therein. The pro forma financial


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         statements and other pro forma  financial  information  included in the
         Final Memorandum, or included in documents filed with the Commission after the Execution Time and prior to the Closing Date and incorporated by reference into the Final Memorandum, present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, except in each case as described in the Final Memorandum, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

                  (g) KPMG Peat Marwick LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Final Memorandum, are independent public accountants within the meaning of the Securities Act and the applicable rules and regulations thereunder. Dollinger Smith & Co., who have audited certain financial statements of SuperNet, Inc. included in the Final Memorandum and delivered their report with respect thereto, are independent public accountants within the meaning of the Securities Act and the applicable rules and regulations thereunder. Grant Thornton LLC, who have audited certain financial statements of Phoenix Network, Inc. included in the Final Memorandum and delivered their report with respect thereto, are independent public accountants within the meaning of the Securities Act and the applicable rules and regulations thereunder. Arthur Andersen LLP, who have audited certain financial statements of LCI International, Inc. to be included in the Final Memorandum and delivered their report with respect thereto, are independent public accountants within the meaning of the Securities Act and the applicable rules and regulations thereunder. PriceWaterhouseCoopers LLP, who have audited certain financial statements of Icon CMT Corp. to be included in the Final Memorandum and delivered their report with respect thereto, are independent public accountants within the meaning of the Securities Act and the applicable rules and regulations thereunder.

                  (h) This Agreement has been duly authorized, executed, and delivered by the Company.

                  (i) The Registration Agreement has been duly authorized by the Company and, when duly executed and delivered by the Company, will constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect, general principles of equity and to the enforcement of the indemnification or contribution provisions contained therein).

                  (j) The Indenture has been duly authorized by the Company and, when duly executed and delivered by the Company and the Trustee, will constitute a valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect, and general principles of equity); the Securities have been duly and validly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchaser pursuant to this Agreement, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture; and the statements set forth under the heading "Description of the Notes" in the Final Memorandum, insofar as such statements purport to summarize certain provisions of the Securities and the Indenture, provide a fair summary of such provisions.

                  (k) No legal or governmental proceedings are pending to which the Company or any of its subsidiaries is a party or to which the property of the Company or any of its subsidiaries is subject that are not described in the Final Memorandum, and no such proceedings have been threatened against the Company or any of its subsidiaries or with respect to any of their respective properties, except in each case for such proceedings that would not and would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect.

                  (l) The issuance, offering and sale of the Securities to the Initial Purchaser by the Company pursuant to this Agreement, the performance by the Company of its obligations under this Agreement, the Registration Agreement, the Indenture and the Securities, the consummation of the transactions herein and therein and the application of proceeds from the sale of the Securities as described in the Final Memorandum do not (i) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained and such as may be required under state securities or blue sky laws and except as may be required under the Securities Act and the rules and regulations thereunder with respect to the Registration Agreement and transactions contemplated thereunder or (ii) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties are bound, or the charter documents or by-laws of the Company or any of its subsidiaries, or any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to the Company or any of its subsidiaries.

                  (m) The Company has not (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) paid or agreed to pay to any person any compensation for soliciting another to purchase any debt securities of the Company since September 1, 1998 (except for the sale of Securities by the Initial Purchaser under this Agreement).

                  (n) Since the respective dates as of which information is given in the Final Memorandum other than as set forth in or contemplated by the Final Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) (i) there has not occurred any material adverse change or any development that has resulted or would reasonably be expected to result in a material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there has not been any material adverse change or any development that has resulted or would reasonably be expected to result in a material adverse change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and
         (iii) neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent that has had or would reasonably be expected to have a Material Adverse Effect.

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                  (o) The Company and each of its  subsidiaries  own or hold all items of property owned or held by each of them free and clear of any security interests, liens, encumbrances, equities, claims and other defects, except for such Liens which, singly or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect or as described in or contemplated by the Final Memorandum, and any real property and buildings held under lease by the Company or any such subsidiary are held under valid, subsisting and enforceable leases, except for such exceptions which, singly or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect or except as described in or contemplated by the Final Memorandum.

                  (p) No labor dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent except for such labor disputes which, singly or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect or except as described in or contemplated by the Final Memorandum.

                  (q) The Company and its subsidiaries own or possess all material patents, patent applications, trademarks, service marks, trade names, licenses, copyrights and proprietary or other confidential information currently employed by them in connection with their respective businesses, and neither the Company nor any such subsidiary has received any notice of infringement of or conflict with asserted rights of any third party with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result and would reasonably be expected to result in a Material Adverse Effect, except as described in or contemplated by the Final Memorandum.

                  (r) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage  as and  when  such  coverage  expires  or to  obtain  similar coverage from similar insurers as may be necessary to continue its business at a cost that would not and would not reasonably be expected to have a Material Adverse Effect, except as described in or contemplated by the Final Memorandum.

                  (s) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Final Memorandum.

                  (t)  The  Company  has  all   necessary   consents,   permits,
         authorizations, approvals, orders (including exemptive orders), licenses, franchises and certificates ("Permits") of and from, and has made all declarations and filings with, all governmental authorities, self-regulatory organizations and courts and other tribunals, whether foreign or domestic, to own and use its assets and to conduct its


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          business in the manner described in the Final Memorandum,  except with respect to such Permits, the failure to hold which, and such filings, the failure to make which, singly or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect or as described in or contemplated by the Final Memorandum. The Company has fulfilled and performed all of its obligations with respect to such Permits; and to the knowledge of the Company, no event has occurred which allows, or after notice or lapse of time would
          allow   revocation  or  termination  or  could  result  in  any  other impairment of the rights of the Company thereunder, except for such failures of performance, revocations, terminations or impairments which, singly or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect or as described in or contemplated by the Final Memorandum.

                  (u) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for such failures to file such tax returns or extension requests or such failures to make payments which, singly or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, or except for such failures to pay such taxes, assessments, fines or penalties which are currently being contested in good faith or, if paid, would not and would not reasonably be expected to have a Material Adverse Effect or, in any case, as described in or contemplated by the Final Memorandum.

                  (v) Neither the Company nor any of its subsidiaries is in violation of any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any provisions of the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any authorization, any related constraints on operating activities and any potential liabilities to third parties) which have had and would reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect.

                  (w) Each certificate signed by any officer of the Company and delivered to the Initial Purchaser or Counsel for the Initial Purchaser shall be deemed to be a representation and warranty by the Company (and not individually by such officer) to the Initial Purchaser as to the matters covered thereby.

                  (x) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and
         (iv) the recorded


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         accountability  for  assets is  compared  with the  existing  assets at reasonable and appropriate intervals and appropriate action is taken with respect to any differences.

                  (y) No default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties is bound or may be affected in any material adverse respect with regard to the property, business or operations of the Company and its subsidiaries.

                  (z) Neither the Company, nor any of its Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")), nor any person acting on its or their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Securities under the Securities Act.

                  (aa) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation
         D) in connection with any offer or sale of the Securities in the United States.

                  (bb) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

                  (cc) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf has engaged in any directed selling efforts with respect to the Securities, and each of them has complied with the offering restrictions requirement of Regulation S ("Regulation S") under the Securities Act. Terms used in this paragraph have the meanings given to them by Regulation S.

                  (dd) The Company as of the Execution Time expects to be and as of the Closing Date will have been advised by the National Association of Securities Dealers, Inc. PORTAL Market that the Securities have been designated "PORTAL-eligible securities" in accordance with the rules and regulations of the National Association of Securities Dealers, Inc.

                  (ee) The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Final Memorandum will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), without taking account of any exemption arising out of the number of holders of the Company's securities.

                  (ff) The Company will conduct its operations in a manner that will not subject it to registration as an investment company under the Investment Company Act.

                  (gg) The  information  provided  by the  Company  pursuant  to
         Section 5(h) hereof will not, at the date thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (hh) There is no franchise, contract or other document of a character that would be required to be described or referred to in the Final Memorandum, if it were a prospectus filed as part of a registration statement on Form S-1 under the Securities Act, that is not described or referred to as would be so required, and the description thereof or references thereto are correct in all material respects.

                  (ii) Subject to compliance by the Initial Purchaser with the representations and warranties set forth in Section 4, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchaser and the resale to each subsequent purchaser in the manner contemplated by this Agreement and the Final Memorandum to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

                  (jj) The documents incorporated or deemed to be incorporated by reference in the Final Memorandum at the time they were or hereafter are filed with the Commission, when read together with the other information in the Final Memorandum, complied and will comply in all material respects with the requirements of the Securities Act, the Securities and Exchange Act of 1934, as amend (the "Exchange Act") and the rule and regulations of the Commission under the Securities Act and the Exchange Act and, at the Execution Time and at the Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company, at a purchase price of 99.250% of the aggregate principal amount thereof, plus accrued interest, if any, from November 27, 1998 to the Closing Date, $300,000,000 aggregate principal amount of Securities.

                  3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 AM, New York City time, on November 27, 1998, or such later date (not later than December 4, 1998) as the Initial Purchaser shall designate, which date and time may be postponed by agreement between the Initial Purchaser and the Company (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Initial Purchaser against payment by the Initial Purchaser of the purchase price thereof to or upon the order of the Company by wire transfer of federal funds or other immediately available funds or such other manner of payment as may be agreed by the Company and the Initial Purchaser. Delivery of the Securities shall be made at such location as the Initial Purchaser shall reasonably designate at least one business day in advance of the Closing Date and payment for the Securities shall be made at the office of Shearman & Sterling ("Counsel for the Initial Purchaser"), 599 Lexington Avenue, New York, New York. Certificates for the Securities shall be registered in such names and in such denominations as the Representatives may request not less than three full business days in advance of the Closing Date.

                  The Company agrees to have the Securities available for inspection, checking and packaging by the Initial Purchaser in New York, New York, not later than 1:00 PM on the business day prior to the Closing Date.

     4. Offering of Securities. The Initial Purchaser represents and warrants to and agrees with the Company that:

                  (a) It has not offered or sold, and will not offer or sell, any Securities except (i) to those it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) and that, in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A, or (ii) in accordance with the restrictions set forth in Exhibit B hereto.

                  (b) Neither it nor any person acting on its behalf has made or will make offers or sales of the Securities by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States.

     5. Agreements. The Company agrees with the Initial Purchaser that:

                  (a) The Company will furnish to the Initial Purchaser and to Counsel for the Initial Purchaser, without charge, during the period referred to in paragraph (c) below, as many copies of the Final Memorandum and any amendments and supplements thereto as it may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

                  (b) The Company will not amend or supplement the Final Memorandum without the prior written consent of the Initial Purchaser as contemplated by paragraph (c) below.

                  (c) If at any time prior to the completion of the sale of the Securities by the Initial Purchaser, any event occurs as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Memorandum to comply with applicable law, the Company will promptly notify the Initial Purchaser of the same and, subject to the requirements of paragraph (b) of this Section 5, will prepare and provide as promptly as practicable to the Initial Purchaser pursuant to paragraph (a) of this Section 5 an amendment or supplement which will correct such statement or omission or effect such compliance.

                  (d) The Company will arrange for the qualification of the Securities for sale by the Initial Purchaser under the laws of such jurisdictions as the Initial Purchaser may reasonably designate and will maintain such qualifications in effect so long as required for the sale of the Securities. The Company will promptly advise the Initial Purchaser of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

                  (e) The Company will not, and will not permit any of its Affiliates to, resell any Securities that have been acquired by any of them.

                  (f) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Securities Act.

                  (g) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation
         D) in connection with any offer or sale of the Securities in the United States.

                  (h) So long as any of the Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, unless it becomes subject to and complies with
         Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

                  (i) Neither the Company nor any of its Affiliates nor any person acting on its or their behalf will engage in any directed selling efforts with respect to the Securities, and each of them will comply with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

                  (j) The Company will cooperate with the Initial Purchaser and use its best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

                  (k) The Company will not, until 180 days following the Closing Date, without the prior written consent of the Initial Purchaser, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Company (other than the Securities or as otherwise contemplated by the Registration Agreement).

                  (l) The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Final Memorandum under "Use of Proceeds."

                  6. Conditions to the Obligations of the Initial Purchaser. The obligations of the Initial Purchaser to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein at the date and time that this Agreement is executed and delivered by the parties hereto (the "Execution Time") and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                  (a) The Company shall have furnished to the Initial Purchaser the opinion of Holme Roberts & Owen LLP, counsel for the Company, dated the Closing Date, in the form set forth in Exhibit C hereto.

                  (b) The Company shall have furnished to the Initial Purchaser the opinion of Morrison & Foerster LLP, special federal regulatory counsel for the Company, dated the Closing Date, in the form set forth in Exhibit D hereto.

                  (c) The Company shall have furnished to the Initial Purchaser the opinions of Kelley Drye & Warren LLP, special regulatory counsel for the Company, dated the Closing Date, in form set forth in Exhibit E hereto.

                  (d) The Company shall have furnished to the Initial Purchaser the opinions of Joseph Garity and Lee Weiner, internal counsel for the Company, dated the Closing Date, in the forms set forth in Exhibit F hereto.

                  (e) The Initial Purchaser shall have received from Counsel for the Initial Purchaser such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Initial Purchaser may reasonably require, and the Company shall have furnished or made available to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (f) The Company shall have furnished to the Initial Purchaser a certificate of the Company, signed by (1) the President and Chief Executive Officer and (2) the Executive Vice President -- Finance, Treasurer and Chief Financial Officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully reviewed the Final Memorandum, any amendment or supplement to the Final Memorandum and this Agreement and that:

                           (i) the representations and warranties of the Company
                  in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

                           (ii) since the date of the most recent financial statements included in the Final Memorandum, there has been no material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto); and

                           (iii) the  agreement  of merger dated as of September
                  13, 1998 between the Company and Icon CMT Corp is in full force and effect and subsequent to the dates as of which information is given in the registration statement on Form S-4 filed with the Commission on September 30, 1998, there has been no material adverse change in the condition (financial or otherwise), earnings, business, management or operations of Icon CMT Corp.

                  (g) (i) At the Closing Date, KPMG Peat Marwick LLP shall have furnished to the Initial Purchaser a letter dated such date, in form and substance satisfactory to the Initial Purchaser, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information of the Company contained in the Final Memorandum;

                           (ii) At the Closing  Date,  Grant  Thornton LLP shall
                  have furnished to the Initial Purchaser a letter dated such date, in form and substance satisfactory to the Initial Purchaser, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information of Phoenix Network, Inc. contained in the Final Memorandum;

                           (iii) At the Closing Date,  Arthur Andersen LLP shall
                  have furnished to the Initial Purchaser a letter dated such date, in form and substance satisfactory to the Initial Purchaser, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information of LCI International, Inc. contained in the Final Memorandum;

                           (iv) At the Closing Date,  PriceWaterhouseCoopers LLP
                  shall have furnished to the Initial Purchaser a letter dated such date, in form and substance satisfactory to the Initial Purchaser, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information of Icon CMT Corp. contained in the Final Memorandum; and

                           (v) At the Closing Date, Dollinger, Smith & Co. shall
                  have furnished to the Initial Purchaser a letter dated such date, in form and substance satisfactory to the Initial Purchaser, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information of SuperNet, Inc. contained in the Final Memorandum

                  (h) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Memorandum, there shall not have been (i) any change or decrease specified in the letters referred to in paragraph (g) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Initial Purchaser, so material and adverse as to make it impractical or inadvisable to market the Securities as contemplated by the Final Memorandum.


                  (i) Prior to the Closing Date, the Company shall have furnished to the Initial Purchaser such reasonable further information, certificates and documents as the Initial Purchaser may reasonably request.

                  (j) At the Closing Date, the Securities shall be rated at least BB+ by Standard & Poor's Corporation with a positive outlook and Ba1 by Moody's Investors Service Inc. and since the date of this Agreement there shall not have occurred a downgrading in the rating assigned to the Securities by any "nationally recognized statistical rating agency", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and no such organization shall have publicly announced that it has its rating of the Securities under surveillance or review.

                  (k) The information in the Final Memorandum shall not be materially inconsistent with the information in the documents incorporated by reference therein on file with the Commission at the Execution Time.

                  If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Initial Purchaser and Counsel for the Initial Purchaser, this Agreement and all obligations of the Initial Purchaser hereunder may be cancelled at, or at any time prior to, the Closing Date by the Initial Purchaser. Notice of such cancellation shall be given to the Company in writing, by facsimile or by telephone confirmed in writing.

                  The documents required to be delivered by this Section 6 shall be delivered at the office of Counsel for the Initial Purchaser, at 599 Lexington Avenue, New York, New York, or such other place as the Initial Purchaser and the Company shall mutually agree, on the Closing Date.

                  7.  Reimbursement  of Expenses.  If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchaser set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Initial Purchaser in payment for the Securities on the Closing Date, the Company will reimburse the Initial Purchaser upon demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by it in connection with the proposed purchase and sale of the Securities.

                  8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless the Initial Purchaser, the directors, officers, employees and agents of the Initial Purchaser and each person who controls the Initial Purchaser within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Final Memorandum or any information provided by the Company to any holder or prospective purchaser of Securities pursuant to Section 5(h), or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchaser specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                  (b) The Initial Purchaser agrees to indemnify and hold harmless the Company, its directors, its officers, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Initial
Purchaser, but only with reference to written information relating to the Initial Purchaser furnished to the Company by or on behalf of the Initial Purchaser specifically for inclusion in the Final Memorandum (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability which the Initial Purchaser may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page and under the heading "Plan of Distribution" in the Final Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchaser for inclusion in the Final Memorandum (or in any amendment or supplement thereto).

                  (c) Promptly after receipt by an indemnified  party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) or
(b) above unless and to the extent the indemnifying party did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                  (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Initial Purchaser agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and the Initial Purchaser may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Initial Purchaser from the offering of the Securities; provided, however, that in no case shall the Initial Purchaser be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by the Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Initial Purchaser shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Initial Purchaser in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Initial Purchaser shall be deemed to be equal to the total purchase discounts and commissions received by the Initial Purchaser from the Company in connection with the purchase of the Securities hereunder. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Initial Purchaser. The Company and the Initial Purchaser agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls the Initial Purchaser within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of the Initial Purchaser shall have the same rights to contribution as the Initial Purchaser, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph
(d).

                  9.    Intentionally Omitted.

                  10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Initial Purchaser, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the Nasdaq Stock Market's National Market ("Nasdaq") or trading in securities generally on the New York Stock Exchange or Nasdaq shall have been suspended or limited or minimum prices shall have been established on the New York Stock Exchange or Nasdaq, (ii) a banking moratorium shall have been declared either by federal or New York state authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Initial Purchaser, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Memorandum.

                  11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Initial Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchaser or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

                  12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Initial Purchaser, will be mailed, delivered or telecopied and confirmed to them, care of Salomon Brothers Inc, at Seven World Trade Center, New York, New York 10048, attention: Legal Department; or, if sent to the Company, will be mailed, delivered or telecopied and confirmed to it at 555 Seventeenth Street, Suite 1000, Denver, Colorado 80202, attention: Drake Tempest, Esq.

                  13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and, except as expressly set forth in Section 5(h) hereof, no other person will have any right or obligation hereunder.

     14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

     15. Business Day. For purposes of this Agreement, "business day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York, New York are authorized or obligated by law, executive order or regulation to close.

     16.   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which will be deemed to be an original, but all such counterparts will together constitute one and the same instrument.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Company and you.

Date: November 19, 1998                         Very truly yours,

                                                QWEST COMMUNICATIONS
                                                INTERNATIONAL INC.


                                                By    /s/ Robert S. Woodruff
                                                Name: Robert S. Woodruff
                                                Title:Chief Financial Officer



The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

SALOMON SMITH BARNEY INC.



By  /s/
Name:
Title:

                                                                     EXHIBIT A

                                                      Term Sheet

                                                                     EXHIBIT B

                       Selling Restrictions for Offers and
                         Sales outside the United States

                  (1) (a) The Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. The Initial Purchaser represents and agrees that, except as otherwise permitted by Section 4(a)(i) of the Agreement to which this is an exhibit, it has offered and sold the Securities, and will offer and sell the Securities, (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S under the Securities Act. Accordingly, the Initial Purchaser represents and agrees that neither it, nor any of its affiliates nor any person acting on its behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and that it has complied and will comply with the offering restrictions requirement of Regulation S. The Initial Purchaser agrees that, at or prior to the confirmation of sale of Securities (other than a sale of Securities pursuant to Section 4(a)(i) of the Agreement to which this is an exhibit), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

                  "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and November 27, 1998, except in either case in accordance with Regulation S or Rule 144A under the Securities Act. Terms used above have the meanings given to them by Regulation S."

                  (b) The Initial Purchaser also represents and agrees that it has not entered and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

                  (c) Terms used in this section have the meanings given to them by Regulation S.

                  (2) The Initial Purchaser represents, warrants and agrees that
(i) it has not offered or sold, and will not offer or sell, any Securities to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulation 1995 (the "Regulations"), (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of the United Kingdom and the Regulations with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (iii) it has only issued or passed on, and will only issue or pass on, to any person in the United Kingdom any document received by it in connection with the issue of the Securities if that person is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom the document may otherwise lawfully be issued or passed on.